                                                                     Exhibit 3.3

                      RESTATED ARTICLES OF INCORPORATION

                                      OF

                            DAVID MANUFACTURING CO.



TO THE SECRETARY OF STATE
OF THE STATE OF IOWA:

      Pursuant to the provisions of Section 61 of the Iowa Business Corporation Act, Chapter 496A, Code of Iowa, the undersigned corporation adopts the following Restated Articles of Incorporation:

      I.  The name of the corporation is David Manufacturing Co.

     II. The purpose which the corporation is authorized to pursue is, or includes, the transaction of any or all lawful business for which the corporation may be incorporated under the Iowa Business Corporation Act.

    III. The aggregate number of shares which the corporation has authority to issue is 100,000 shares of par value of $100.00 each, effective December 31, 1986.

     IV.  (A)  Pre-emptive and cumulative voting rights are not to be granted.

          (B) Provisions for restrictions on transfer of shares may be contained in the By-Laws or in agreements between shareholders.

     V. These Restated Articles of Incorporation: (1) correctly set forth the provisions of the Articles of Incorporation of the corporation as heretofore and hereby amended; (2) have been duly adopted as required by law; and (3) supersede the original Articles of Incorporation of the corporation and all amendments thereto.

Dated December 30, 1986


                                        DAVID MANUFACTURING CO.

                                        By /s/ David M. Murphy
                                          ----------------------------------
                                               David M. Murphy,
                                                  Its President


                                        By /s/ Ted Enabnit
                                          ----------------------------------
                                               Ted Enabnit
                                                  Its Secretary

Page Two,

STATE OF IOWA          )
                       )SS.
COUNTY OF CERRO GORDO  )


     We, David M. Murphy and Ted Enabnit, being first duly sworn on oath, depose and state that we are the President and Secretary, respectively, of David Manufacturing Co. and that we executed the foregoing Restated Articles of Incorporation as the President and Secretary of the corporation and that the statements contained therein are true.


                                        /s/  David M. Murphy
                                        --------------------------------
                                             David M. Murphy


                                        /s/  Ted Enabnit
                                        -------------------------------------
                                             Ted Enabnit

     Subscribed and sworn to before me this 30th day of December, A.D., 1986.


[SEAL]                                  /s/   Dorothy Schaefer
                                        -------------------------------------
                                              Dorothy Schaefer, Notary Public
                                               in and for the State of Iowa

                             ARTICLES OF AMENDMENT
                         TO ARTICLES OF INCORPORATION
                                      OF
                            DAVID MANUFACTURING CO.

TO THE SECRETARY OF STATE
OF THE STATE OF IOWA:

     Pursuant to Section 1006 of the Iowa Business Corporation Act, the undersigned corporation adopts the following Amendment to the corporation's "Articles of Incorporation.

     1.  The name of the corporation is David Manufacturing Co.

     2. The Articles of Incorporation are amended by deleting Article III which presently reads:

                                  Article III

               The aggregate number of shares which the Corporation shall have authority to issue is 10,000 shares of par value at $100.00 each.

     This Amendment will be implemented by the cancellation of all issued shares and by issuing to each shareholder a Certificate representing 1/20 of the shares previously held subject to the provisions that follow. Where the reduction in number of shares results in a fraction of a share, the Corporation shall pay in money the value of the fraction of such share.

     3.  The date of adoption of the Amendment was October 22, 1997.

     4. The Amendment was approved by the shareholder. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the Amendment, and the number of votes of each voting group indisputably represented at the meeting is as follows:

-----------------------------------------------------------------------
                                    VOTES ENTITLED           VOTES
DESIGNATION OF       SHARES          TO BE CAST ON       REPRESENTED AT
    GROUP          OUTSTANDING         AMENDMENT            MEETING
-----------------------------------------------------------------------
Common                2,465              2,465               2,454
-----------------------------------------------------------------------

     5. The total number of votes cast for and against the Amendment by each voting group entitled to vote separately on the Amendment is as follows:

----------------------------------------------------------
VOTING GROUP            VOTES FOR            VOTES AGAINST
----------------------------------------------------------
Common                    2,454                NONE CAST
----------------------------------------------------------

     6. These Articles are effective at the time of filing with the Secretary of State.

     Dated this 22nd day of October, 1997.


                                   DAVID MANUFACTURING CO.

                                   By: /s/ Wesley J. Cagle
                                       -----------------------------
                                       Wesley J. Cagle, President


                                       2